AMENDMENT TO AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

                               DATED MAY 31, 2007

         THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 31st day of May, 2007, by and between The Advisors' Inner Circle Fund II, a Massachusetts business trust (the "TRUST"), on behalf of SmartGrowth ETF Lipper(R) Optimal Conservative Index Fund, SmartGrowth ETF Lipper(R) Optimal Moderate Index Fund and SmartGrowth ETF Lipper(R) Optimal Growth Index Fund (the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, Hennion & Walsh Asset Management Company, adviser of the Fund Complex, shall be referred to as the "ADVISOR."

         WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002 (the "AGREEMENT"); and

         WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

         1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new Schedule is added to the Agreement as set forth in Attachment 1 to this Amendment.

         2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

         3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

         5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.


         THE ADVISORS' INNER CIRCLE FUND II,
         ON BEHALF OF
         SMARTGROWTH ETF LIPPER(R) OPTIMAL CONSERVATIVE INDEX FUND, SMARTGROWTH ETF LIPPER(R) OPTIMAL MODERATE INDEX FUND AND SMARTGROWTH ETF LIPPER(R) OPTIMAL GROWTH INDEX FUND

         BY: /s/ SOFIA A. ROSALA
             -------------------------------
                 Name: Sofia A. Rosala
                 Title: Vice President


         SEI INVESTMENTS GLOBAL FUNDS SERVICES

         BY: /s/ STEPHEN G. MEYER
             -------------------------------
                 Name: Stephen G. Meyer
                 Title: Executive Vice President


         AGREED TO AND ACCEPTED BY:
         SMARTGROWTH ETF LIPPER(R) OPTIMAL CONSERVATIVE INDEX FUND SMARTGROWTH ETF LIPPER(R) OPTIMAL MODERATE INDEX FUND
         SMARTGROWTH ETF LIPPER(R) OPTIMAL GROWTH INDEX FUND

              BY: HENNION & WALSH ASSET MANAGEMENT COMPANY, ITS ADVISOR

         BY: /s/ DEBBIE WILLIAMS
             -------------------------------
                 Name: Debbie Williams
                 Title: CFO



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                                  ATTACHMENT 1

           SMARTGROWTH ETF LIPPER(R) OPTIMAL CONSERVATIVE INDEX FUND, SMARTGROWTH ETF LIPPER(R) OPTIMAL MODERATE INDEX FUND AND
        SMARTGROWTH ETF LIPPER(R) OPTIMAL GROWTH INDEX FUND
                                   SCHEDULE TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                          DATED AS OF NOVEMBER 12, 2002
                                     BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II,
                 ON BEHALF OF SMARTGROWTH ETF LIPPER(R) OPTIMAL
           CONSERVATIVE INDEX FUND, SMARTGROWTH ETF LIPPER(R) OPTIMAL
            MODERATE INDEX FUND AND SMARTGROWTH ETF LIPPER(R) OPTIMAL
                                GROWTH INDEX FUND
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

FUND COMPLEX:              SmartGrowth ETF Lipper(R) Optimal Conservative Index
                           Fund, SmartGrowth ETF Lipper(R) Optimal ModerATE
                           Index Fund and SmartGrowth ETF Lipper(R) Optimal
                           Growth Index Fund

FEES: The Fund Complex shall pay to SEI GFS the fees set forth in this Schedule (except to the extent the Advisor agrees to waive its fees or reimburse the Fund Complex's expenses, in which case such fees shall be paid by the Advisor). Such fees are due and payable monthly to SEI GFS. The Fund Complex will be charged the greater of its Asset Based Fee or its Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE: 10.0 basis points on the first $500 million in assets; 8.0 basis points on assets between $500 million and $2 billion; 6.0 basis points on assets equal to $2 billion or more.

The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund Complex during the period.

ANNUAL MINIMUM FEE:        The Annual Minimum Fee shall be $270,000 for the
                           three portfolios that comprise the Fund Complex as of the date of this Amendment. In the event that the Fund Complex has fewer than five portfolios as of such date, then the Annual Minimum Fee shall be an amount equal to $90,000 multiplied by the number of portfolios included in the Fund Complex as of the date the Fund Complex is launched. In the event that the Fund Complex adds a portfolio after the date hereof, the Fund Complex shall pay an additional fee equal to $90,000 for each portfolio added. In addition, the Annual Minimum Fee shall be increased by $15,000 for each additional class established after the date hereof and for each new class in excess of one class for each new portfolio added after the date hereof.

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

TERM: The term of this Schedule shall commence on the effective date of the Fund Complex's prospectus, and shall remain in effect with respect to the Fund Complex (and any additional portfolios) for five years (the "INITIAL TERM"). This Schedule shall continue in effect for successive periods of five years after the Initial Term (each, a "RENEWAL TERM"). This Schedule may be terminated only: (a) by either party at the end of the Initial Term or the end of any Renewal Term on ninety days prior written notice; (b) by either party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least forty-five days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (c) as to the Fund Complex (and any additional portfolios), effective upon the liquidation of such Fund Complex (and/or additional portfolios). For purposes of this paragraph, the term "liquidation" shall mean a transaction in which the assets of the Fund Complex (or any additional portfolios) are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the shareholders in complete liquidation of the interests of shareholders in the entity.

EXPENSES:                  The Fund Complex will reimburse SEI GFS for its
                           reasonable out-of-pocket expenses incurred in connection with the performance of services under the Agreement, including, but not limited to travel, lodging, meals, telephone charges, faxes, delivery costs, photocopies and other similar expenses.

ASSUMPTIONS:               The Fund Complex shall use commercially reasonable
                           efforts to implement TradeNet and Automated Custody
                           Reconciliation with SEI GFS as soon as practicable following the date of this Amendment.

This fee schedule, with stated terms, applies only to the Fund Complex listed above for the first five years following the date of this Amendment. Fees with respect to any additional funds or classes or any extension of this Amendment beyond five years from the date hereof shall be subject to mutual agreement of the parties.

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